PREFERREDAPARTMENT COMMUNITIES®

A PUBLICLY TRADED COMPANY (NYSE: APTS)

First Quarter 2016

Supplemental Financial Data

celebrating 5 years of soaring success

Table of Contents

Company Profile	2
Financial Summary of the First Quarter 2016	3
2016 Guidance	3
Highlights of the First Quarter 2016 and Subsequent Events	3
Consolidated Statements of Operations	5
Reconciliation of Funds From Operations Attributable to Common Stockholders and Unitholders, Normalized Funds From Operations Attributable to Common Stockholders and Unitholders, and Adjusted Funds From Operations Attributable to Common Stockholders and Unitholders to Net Loss Attributable to Common Stockholders	6
Notes to Reconciliation of Funds From Operations Attributable to Common Stockholders and Unitholders, Normalized Funds From Operations Attributable to Common Stockholders and Unitholders, and Adjusted Funds From Operations Attributable to Common Stockholders and Unitholders to Net Loss Attributable to Common Stockholders	7
Consolidated Balance Sheets	8
Consolidated Statements of Cash Flows	9
Real Estate Loan Portfolio	10
Multifamily Communities	11
Capital Expenditures	12
Retail Portfolio	13
Multifamily Same Store Financial Data	14
Definitions of Non-GAAP Measures	15

FIRST QUARTER 2016 - SUPPLEMENTAL FINANCIAL DATA | 1

Preferred Apartment Communities, Inc.

Preferred Apartment Communities, Inc. (NYSE: APTS), or the Company, is a Maryland corporation formed primarily to acquire and operate multifamily properties in select targeted markets throughout the United States. As part of our business strategy, we may enter into forward purchase contracts or purchase options for to-be-built multifamily communities and we may make real estate related loans, provide deposit arrangements, or provide performance assurances, as may be necessary or appropriate, in connection with the construction of multifamily communities and other properties. As a secondary strategy, we also may acquire or originate senior mortgage loans, subordinate loans or mezzanine debt secured by interests in multifamily properties, membership or partnership interests in multifamily properties and other multifamily related assets and invest not more than 20% of our assets in other real estate related investments, such as grocery-anchored shopping centers, senior mortgage loans, subordinate loans or mezzanine debt secured by interests in grocery-anchored shopping centers, membership or partnership interests in grocery-anchored shopping centers and other grocery-anchored shopping center related assets as determined by Preferred Apartment Advisors, LLC, or our Manager, as appropriate for us. At March 31, 2016, the Company was the approximate 96.3% owner of Preferred Apartment Communities Operating Partnership, L.P., or the Operating Partnership. We elected to be taxed as a real estate investment trust under the Internal Revenue Code of 1986, as amended, commencing with our tax year ended December 31, 2011.

Forward-Looking Statements
“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Estimates of future earnings, guidance, goals and performance are, by definition, and certain other statements in this Supplemental Financial Data Report may constitute, “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance, achievements or transactions to be materially different from the results, guidance, goals, performance, achievements or transactions expressed or implied by the forward-looking statements. Factors that impact such forward-looking statements include, among others, our business and investment strategy; legislative or regulatory actions; the state of the U.S. economy generally or in specific geographic areas; economic trends and economic recoveries; our ability to obtain and maintain deb t or equity financing; financing and advance rates for our target assets; our leverage level; changes in the values of our assets; availability of attractive investment opportunities in our target markets; our ability to maintain our qualification as a real estate investment trust, or REIT, for U.S. federal income tax purposes; our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended; availability of quality personnel; our understanding of our competition and market trends in our industry; and interest rates, real estate values, the debt securities markets and the general economy.

Except as otherwise required by the federal securities laws, we assume no liability to update the information in this Supplemental Financial Data Report.

We refer you to the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the twelve months ended December 31, 2015 that was filed with the Securities and Exchange Commission, or SEC, on March 14, 2016, which discusses various factors that could adversely affect our financial results. Such risk factors and information may have been updated or supplemented by our Form 10-Q and Form 8-K filings and other documents filed after March 14, 2016 and from time to time with the SEC.

FIRST QUARTER 2016 - SUPPLEMENTAL FINANCIAL DATA | 2

Financial Summary of the First Quarter 2016

(See Definitions of Non-GAAP Measures on page 15)

	Three months ended:		Change inc (dec):
	3/31/2016	3/31/2015	Amount	Percentage

Revenues	$41,735,781	$21,344,515	$20,391,266	95.5%

FFO	$3,949,699	$3,967,734	$(18,035)	—

FFO per share (1)	$0.17	$0.18	$(0.01)	—

Acquisition costs and other adjustments	3,062,875	1,234,369	$1,828,506	148.1%

NFFO	$7,012,574	$5,202,103	$1,810,471	34.8%

NFFO per share (1)	$0.30	$0.24	$0.06	25.0%

AFFO (plus preferred dividends)	16,817,602	8,113,243	$8,704,359	107.3%
Preferred dividends	(7,881,735)	(3,172,897)
AFFO	$8,935,867	$4,940,346	$3,995,521	80.9%

AFFO per share (1)	$0.38	$0.22	$0.16	72.7%

Dividends per share of Common Stock	$0.1925	$0.175	$0.018	10.3%

Cash flow from operations	$13,390,115	$7,736,003	$5,654,112	73.1%

Total assets	$1,536,835,447	$788,866,257	$747,969,190	94.8%
Weighted average shares of Common Stock
and Units outstanding	23,600,373	22,094,074

(1)“Per share” refers to per weighted average share of Common Stock and Class A Unit in our Operating Partnership outstanding for the periods indicated. See Reconciliation of Funds From Operations Attributable to Common Stockholders and Unitholders, Normalized Funds From Operations Attributable to Common Stockholders and Unitholders, and Adjusted Funds From Operations Attributable to Common Stockholders and Unitholders to Net Loss Attributable to Common Stockholders and Definitions of Non-GAAP Measures on pages 6 and 15.

2016 Guidance:
NFFO - We currently project NFFO to be in the range of $1.24 - $1.32 per share(1) for the full year 2016.
Revenue - We currently project total revenues to be in the range of $175 million - $200 million for the full year 2016.

Highlights of the First Quarter 2016 and Subsequent Events

•
Normalized Funds From Operations Attributable to Common Stockholders and Unitholders, or NFFO, was $7,012,574, or $0.30 per share for the first quarter 2016, an increase of 25.0% on a per share basis from our NFFO result of $5,202,103, or $0.24 per share for the first quarter 2015.

•
Adjusted Funds From Operations Attributable to Common Stockholders and Unitholders, or AFFO, was $8,935,867, or $0.38 per share for the first quarter 2016, an increase of 72.7% on a per share basis from our AFFO result of $4,940,346, or $0.22 per share for the first quarter 2015. AFFO is calculated after deductions for all preferred dividends.

•
As of March 31, 2016, our total assets were approximately $1.5 billion, an increase of approximately $0.7 billion, or 94.8% compared to our total assets of approximately $0.8 billion at March 31, 2015.

•	Total revenues for the first quarter 2016 were approximately $41.7 million, an increase of approximately $20.4 million, or 95.5%, compared to approximately $21.3 million for the first quarter 2015.

FIRST QUARTER 2016 - SUPPLEMENTAL FINANCIAL DATA | 3

•
Cash flow from operations for the first quarter 2016 was approximately $13.4 million, an increase of approximately $5.7 million, or 73.1%, compared to approximately $7,736,003 for the first quarter 2015.

•
Our Common Stock dividend of $0.1925 per share for the first quarter 2016 represents a growth rate of 10.0% from our first quarter 2015 dividend of $0.175 per share and a growth rate of approximately 11.5% on an annualized basis since June 30, 2011, the first quarter end following our initial public offering in April 2011.

•	At March 31, 2016, our leverage, as measured by the ratio of our debt to the undepreciated book value of our total assets, was approximately 56.6%.

•	For the first quarter 2016, our average occupancy was 94.2%. As of March 31, 2016, our retail portfolio was 94.3% leased.

•
For the first quarter 2016, our NFFO payout ratio to our Common Stockholders and Unitholders was approximately 64.9% and our AFFO payout ratio to Common Stockholders and Unitholders was approximately 51.0%. (2)

•
For the first quarter 2016, our NFFO payout ratio (before the deduction of preferred dividends) to our Series A Preferred Stockholders was approximately 52.9% and our AFFO payout ratio (before the deduction of preferred dividends) to our Series A Preferred Stockholders was approximately 46.9%. (2)

•
As of February 24, 2016, we held a nonrefundable deposit from a prospective purchaser of our Trail Creek multifamily community located in Hampton, Virginia and as of that date, reclassified the assets and mortgage note from held and used to held for sale. We expect the sale of Trail Creek to close in May 2016.

•
During the first quarter 2016, we converted two existing bridge loans to real estate investment loans and added one new real estate investment loan, two new bridge loans and a member loan with an aggregate commitment amount of up to approximately $69.5 million, to partially finance two planned multifamily community projects and two student housing projects. The loans pay current monthly interest ranging from 8.5% to 11.0% per annum and all but one of the loans accrue deferred interest ranging from 3.0% to 5.0% per annum.

•
During the first quarter 2016, we acquired three multifamily communities, located in each of Tampa, Florida, Orlando, Florida, and Atlanta, Georgia, consisting of an aggregate of 1,164 multifamily units. We also acquired one grocery-anchored shopping center in the Atlanta, Georgia market comprising approximately 75,000 aggregate square feet of gross leasable area.

•
With the closing of the acquisitions referenced above, we owned as of quarter-end 22 multifamily communities consisting of an aggregate of 7,300 units and 15 grocery-anchored shopping centers comprising an aggregate of approximately 1,354,000 square feet of gross leasable area. Upon completion of all the projects partially financed by our real estate loan portfolio and if we were to acquire all the underlying properties, we would own 19 additional multifamily communities, comprising an aggregate of 4,699 additional units, and including seven additional student housing communities with 4,818 beds and one retail shopping center.

•
On April 20, 2016, we closed on a real estate investment loan of up to approximately $9.4 million in support of a proposed second phase of a 140-unit, 556-bed student housing project adjacent to the campus of Texas Tech University in Lubbock, Texas. We also received a purchase option to acquire the property upon stabilization.

•
On April 29, 2016, we closed on a portfolio of six grocery-anchored shopping centers, with an aggregate of 535,252 square feet of GLA, located in various southeastern U. S. markets. The total purchase price was approximately $68.7 million.

(1) “Per share” refers to per weighted average share of Common Stock and Class A Unit in our Operating Partnership outstanding for the periods indicated. See Reconciliation of Funds From Operations Attributable to Common Stockholders and Unitholders, Normalized Funds From Operations Attributable to Common Stockholders and Unitholders, and Adjusted Funds From Operations Attributable to Common Stockholders and Unitholders to Net Loss Attributable to Common Stockholders and Definitions of Non-GAAP Measures on pages 6 and 15.

(2) We calculate the NFFO and AFFO payout ratios to Common Stockholders and Unitholders as the ratio of Common Stock dividends and distributions to Unitholders to NFFO or AFFO, respectively. We calculate the NFFO and AFFO payout ratios to Series A Preferred Stockholders as the ratio of Preferred Stock dividends to the sum of Preferred Stock dividends and NFFO or AFFO, respectively. See Definitions of Non-GAAP Measures on page 15.

FIRST QUARTER 2016 - SUPPLEMENTAL FINANCIAL DATA | 4

Preferred Apartment Communities, Inc.
Consolidated Statements of Operations
(Unaudited)
	Three months ended March 31,
	2016	2015
Revenues:
Rental revenues	$28,255,599	$13,141,120
Other property revenues	3,760,083	1,969,767
Interest income on loans and notes receivable	6,942,159	4,875,086
Interest income from related parties	2,777,940	1,358,542
Total revenues	41,735,781	21,344,515

Operating expenses:
Property operating and maintenance	4,021,362	2,079,359
Property salary and benefits reimbursement to related party	2,363,463	1,117,573
Property management fees	1,228,021	570,406
Real estate taxes	5,173,441	2,076,677
General and administrative	919,952	458,204
Equity compensation to directors and executives	610,425	590,308
Depreciation and amortization	15,346,726	7,945,428
Acquisition and pursuit costs	2,652,705	423,592
Acquisition fees to related parties	110,880	760,300
Asset management fees to related party	2,766,086	1,350,890
Insurance, professional fees, and other expenses	1,306,981	705,552

Total operating expenses	36,500,042	18,078,289
Asset management and general and administrative expense fees deferred	(269,601)	(345,960)

Net operating expenses	36,230,441	17,732,329
Operating income	5,505,340	3,612,186
Interest expense	8,894,830	4,377,115

Net loss	(3,389,490)	(764,929)
Consolidated net loss attributable
to non-controlling interests	88,561	9,699

Net loss attributable to the Company	(3,300,929)	(755,230)

Dividends declared to Series A preferred stockholders	(7,881,735)	(3,172,897)
Earnings attributable to unvested restricted stock	(1,451)	(6,863)

Net loss attributable to common stockholders	$(11,184,115)	$(3,934,990)

Net loss per share of Common Stock available to common stockholders,
basic and diluted	$(0.49)	$(0.18)

Dividends per share declared on Common Stock	$0.1925	$0.175
Weighted average number of shares of Common Stock outstanding,
basic and diluted	22,983,741	21,813,974

FIRST QUARTER 2016 - SUPPLEMENTAL FINANCIAL DATA | 5

Reconciliation of Funds From Operations Attributable to Common Stockholders and Unitholders,
Normalized Funds From Operations Attributable to Common Stockholders and Unitholders, and
Adjusted Funds From Operations Attributable to Common Stockholders and Unitholders
to Net Loss Attributable to Common Stockholders (A)

		Three months ended:
		03/31/2016	03/31/2015

Net loss attributable to common stockholders (See note 1)		$(11,184,115)	$(3,934,990)

Add:	Loss attributable to non-controlling interests (See note 2)	(88,561)	(9,699)
	Depreciation of real estate assets	11,083,625	5,308,610
	Amortization of acquired real estate intangible assets and deferred leasing costs	4,138,750	2,603,813

Funds from operations attributable to common stockholders and Unitholders		3,949,699	3,967,734

Add:	Acquisition and pursuit costs	2,763,585	1,183,892
	Loan cost amortization on acquisition term note (See note 3)	79,833	50,477
	Amortization of loan coordination fees paid to the Manager (See note 4)	107,844	—
	Costs incurred from extension of management agreement with advisor (See note 6)	111,613	—

Normalized funds from operations attributable to common stockholders and Unitholders		7,012,574	5,202,103

	Non-cash equity compensation to directors and executives	610,425	590,308
	Amortization of loan closing costs (See note 5)	503,530	297,061
	Depreciation/amortization of non-real estate assets	124,351	33,005
	Net loan fees received (See note 7)	701,369	195,049
	Deferred interest income received (See note 8)	4,208,906	1,040,879
Less:	Non-cash loan interest income (See note 7)	(3,238,910)	(1,909,220)
	Cash paid for loan closing costs	(4,234)	(96,658)
	Amortization of acquired real estate intangible liabilities (See note 9)	(494,232)	(206,028)
	Normally recurring capital expenditures and leasing costs (See note 10)	(487,912)	(206,153)

Adjusted funds from operations attributable to common stockholders and Unitholders		$8,935,867	$4,940,346

Common Stock dividends and distributions to Unitholders declared:
	Common Stock dividends	$4,435,489	$3,850,754
	Distributions to Unitholders (See note 2)	117,395	49,063
	Total	$4,552,884	$3,899,817

Common Stock dividends and Unitholder distributions per share		$0.1925	$0.175

FFO per weighted average basic share of Common Stock and Unit outstanding		$0.17	$0.18
NFFO per weighted average basic share of Common Stock and Unit outstanding		$0.30	$0.24
AFFO per weighted average basic share of Common Stock and Unit outstanding		$0.38	$0.22
Weighted average shares of Common Stock and Units outstanding: (A)
	Basic:
	Common Stock	22,983,741	21,813,974
	Class A Units	616,632	280,100
	Common Stock and Class A Units	23,600,373	22,094,074

	Diluted Common Stock and Class A Units (B)	24,192,250	22,314,081

Actual shares of Common Stock outstanding, including 7,536 and 39,216 unvested shares
of restricted Common Stock at March 31, 2016 and 2015, respectively		23,070,562	22,170,406
Actual Class A Units outstanding		886,520	280,360
	Total	23,957,082	22,450,766

(A) Units and Unitholders refer to Class A Units in our Operating Partnership, or Class A Units, and holders of Class A Units, respectively. Unitholders include recipients of awards of Class B Units in our Operating Partnership, or Class B Units, for annual service which became vested and earned and automatically converted to Class A Units. Unitholders also include the entity that contributed the Wade Green grocery-anchored shopping center. The Class A Units collectively represent an approximate 2.6% weighted average non-controlling interest in the Operating Partnership for the three-month period ended March 31, 2016.

(B) Since our NFFO and AFFO results are positive for the periods reflected above, we are presenting recalculated diluted weighted average shares of Common Stock and Class A Units for these periods for purposes of this table, which includes the dilutive effect of common stock equivalents from grants of the Class B Units, warrants included in units of Series A Preferred Stock issued, as well as annual grants of restricted Common Stock. The weighted average shares of Common Stock outstanding presented on the Consolidated Statements of Operations are the same for basic and diluted for any period for which we recorded a net loss available to common stockholders.

FIRST QUARTER 2016 - SUPPLEMENTAL FINANCIAL DATA | 6

Notes to Reconciliation of Funds From Operations Attributable to Common Stockholders and Unitholders, Normalized Funds From Operations Attributable to Common Stockholders and Unitholders, and Adjusted Funds From Operations Attributable to Common Stockholders and Unitholders to Net Loss Attributable to Common Stockholders

1)
Rental and other property revenues and expenses for the three-month period ended March 31, 2016 include activity for the three multifamily communities and one grocery-anchored shopping center acquired during 2016 only from their respective dates of acquisition. In addition, the 2016 period includes a full quarter of activity for the seven multifamily communities and four grocery-anchored shopping centers acquired during the second, third and fourth quarters of 2015. Rental and other property revenues and expenses for the three-month period ended March 31, 2015 include activity for the two multifamily communities acquired during the first quarter 2015 only from their respective dates of acquisition.

2)
Non-controlling interests in our Operating Partnership consisted of a total of 886,520 Class A Units as of March 31, 2016. Included in this total are 419,228 Class A Units which were granted as partial consideration to the seller in conjunction with the seller's contribution to us on February 29, 2016 of the Wade Green grocery-anchored shopping center. The remaining Class A units were awarded primarily to our key executive officers. The Class A Units are apportioned a percentage of our financial results as non-controlling interests. The weighted average ownership percentage of these holders of Class A Units was calculated to be 2.61% and 1.27% for the three-month periods ended March 31, 2016 and 2015, respectively.

3)
We incurred loan closing costs for the acquisition of the Village at Baldwin Park multifamily community during the first quarter 2016 on our $35 million acquisition term loan facility with Key Bank National Association, or 2016 Term Loan. These costs were deferred and are being amortized over the life of the 2016 Term Loan. We also incurred loan closing costs for the acquisition of the Avenues at Northpointe and Avenues at Cypress multifamily communities in 2015 on our $32 million acquisition term loan facility with Key Bank National Association, or 2015 Term Loan. These costs were deferred and were amortized over the life of the 2015 Term Loan until it was repaid in full on May 12, 2015. Since the amortization expense of these deferred costs is similar in character to acquisition costs, they are therefore an additive adjustment in the calculation of NFFO.

4)
We pay loan coordination fees to Preferred Apartment Advisors, LLC, our Manager, related to obtaining mortgage financing for acquired properties. These loan coordination fees are amortized over the lives of the respective mortgage loans, and this non-cash amortization expense is an addition to FFO in the calculation of NFFO.

5)
We incur loan closing costs on our existing mortgage loans, which are secured on a property-by-property basis by each of our acquired multifamily communities and retail assets, and also for occasional amendments to our $70 million revolving line of credit with Key Bank National Association, or our Revolving Line of Credit. These loan closing costs are also amortized over the lives of the respective loans and the Revolving Line of Credit, and this non-cash amortization expense is an addition to NFFO in the calculation of AFFO. Neither we nor the Operating Partnership have any recourse liability in connection with any of the mortgage loans, nor do we have any cross-collateralization arrangements with respect to the assets securing the mortgage loans, other than security interests in 49% of the equity interests of the subsidiaries owning such assets, granted in connection with our Revolving Line of Credit, which provides for full recourse liability. At March 31, 2016, aggregate unamortized loan costs were approximately $11.1 million, which will be amortized over a weighted average remaining loan life of approximately 5.5 years.

6)	We incurred legal costs pertaining to the current negotiation of an extension of our management agreement with our Manager. Such costs are an additive adjustment to FFO in our calculation of NFFO.

7)
We receive loan fees in conjunction with the origination of certain real estate loans. These fees are then recognized as revenue over the lives of the applicable loans as adjustments of yield using the effective interest method. The total fees received in excess of amortization income, after the payment of acquisition fees to our Manager are additive adjustments in the calculation of AFFO. Correspondingly, the non-cash income recognized under the effective interest method is a deduction in the calculation of AFFO. We also accrue over the lives of certain loans additional interest amounts that become due to us at the time of repayment of the loan or refinancing of the property, or when the property is sold to a third party. This non-cash income is deducted from NFFO in the calculation of AFFO.

8)
The Company records deferred interest revenue on certain of its real estate loans. These adjustments reflect the receipt during the periods presented of interest income which was earned and accrued prior to those periods presented on various real estate loans.

9)
This adjustment reflects straight-line rent adjustments and the reversal of the non-cash amortization of below-market and above-market lease intangibles, which were recognized in conjunction with the Company’s acquisitions and which are amortized over the estimated average remaining lease terms from the acquisition date for multifamily communities and over the remaining lease terms for retail assets. At March 31, 2016, the balance of unamortized below-market lease intangibles was approximately $8.9 million, which will be recognized over a weighted average remaining lease period of approximately 8.2 years.

10)
We deduct from NFFO normally recurring capital expenditures that are necessary to maintain our assets’ revenue streams in the calculation of AFFO. No adjustment is made in the calculation of AFFO for nonrecurring capital expenditures, which totaled $1,593,847 and $109,925 for the three-month periods ended March 31, 2016 and 2015, respectively. This adjustment also deducts from NFFO capitalized amounts for third party costs during the period to originate or renew leases in our grocery-anchored shopping centers.

See Definitions of Non-GAAP Measures beginning on page 15.

FIRST QUARTER 2016 - SUPPLEMENTAL FINANCIAL DATA | 7

Preferred Apartment Communities, Inc.
Consolidated Balance Sheets
(Unaudited)

	March 31, 2016	December 31, 2015

Assets
Real estate
Land	$174,662,174	$141,729,264
Building and improvements	908,022,540	733,417,442
Tenant improvements	6,029,479	5,781,199
Furniture, fixtures, and equipment	102,159,856	86,092,408
Construction in progress	814,623	609,400
Gross real estate	1,191,688,672	967,629,713
Less: accumulated depreciation	(59,160,582)	(48,155,874)
Net real estate	1,132,528,090	919,473,839
Property held for sale (net of accumulated depreciation of $6,034,171 and $5,838,792)	33,666,369	33,817,081
Real estate loans, net	169,409,097	180,688,293
Real estate loans to related party, net	91,221,265	57,313,465
Total real estate and real estate loans, net	1,426,824,821	1,191,292,678

Cash and cash equivalents	4,703,505	2,439,605
Restricted cash	13,597,705	12,539,440
Notes receivable	12,864,229	18,489,247
Note receivable and revolving line of credit due from related party	26,181,955	19,454,486
Accrued interest receivable on real estate loans	13,219,191	14,294,648
Acquired intangible assets, net of amortization	22,094,521	19,381,473
Deferred loan costs, net of amortization	443,654	488,770
Deferred offering costs	5,031,237	5,834,304
Tenant receivables and other assets	11,874,629	11,314,382

Total assets	$1,536,835,447	$1,295,529,033

Liabilities and equity
Liabilities
Mortgage notes payable, principal amount	$818,291,100	$668,836,291
Less: deferred loan costs, net of amortization	(10,642,652)	(8,099,517)
Mortgage notes payable, net of deferred loan costs	807,648,448	660,736,774
Mortgage note held for sale	28,109,000	28,109,000
Revolving line of credit	17,000,000	34,500,000
Term note payable	30,000,000	—
Less: deferred loan costs, net of amortization	(5,611)	—
Term note payable, net of deferred loan costs	29,994,389	—
Real estate loan participation obligation	13,769,962	13,544,160
Accounts payable and accrued expenses	12,274,575	12,644,818
Accrued interest payable	2,524,558	1,803,389
Dividends and partnership distributions payable	7,322,267	6,647,507
Acquired below market lease intangibles, net of amortization	8,899,620	9,253,450
Security deposits and other liabilities	3,466,767	2,836,145
Total liabilities	931,009,586	770,075,243

Commitments and contingencies

Equity
Stockholder's equity
Series A Redeemable Preferred Stock, $0.01 par value per share; 1,050,000 shares authorized; 587,219 and 486,182 shares issued; 583,110 and 482,964
shares outstanding at March 31, 2016 and December 31, 2015, respectively	5,831	4,830
Common Stock, $0.01 par value per share; 400,066,666 shares authorized;
23,063,026 and 22,761,551 shares issued and outstanding at
March 31, 2016 and December 31, 2015, respectively	230,630	227,616
Additional paid-in capital	621,265,574	536,450,877
Accumulated deficit	(16,999,449)	(13,698,520)
Total stockholders' equity	604,502,586	522,984,803
Non-controlling interest	1,323,275	2,468,987
Total equity	605,825,861	525,453,790

Total liabilities and equity	$1,536,835,447	$1,295,529,033

FIRST QUARTER 2016 - SUPPLEMENTAL FINANCIAL DATA | 8

Preferred Apartment Communities, Inc.
Consolidated Statements of Cash Flows
(Unaudited)

	Three months ended March 31,
	2016	2015
Operating activities:
Net loss	$(3,389,490)	$(764,929)
Reconciliation of net (loss) income to net cash provided by operating activities:
Depreciation expense	11,203,056	5,340,425
Amortization expense	4,143,670	2,605,003
Amortization of above and below market leases	(265,410)	(183,431)
Deferred fee income amortization	(264,197)	(158,817)
Deferred loan cost amortization	691,207	347,538
Decrease (increase) in accrued interest income on real estate loans	1,075,458	(817,449)
Equity compensation to executives and directors	610,425	590,308
Deferred cable income amortization	(4,616)	(4,936)
Changes in operating assets and liabilities:
(Increase) decrease in tenant receivables and other assets	(86,020)	279,136
(Decrease) increase in accounts payable and accrued expenses	(1,267,380)	257,372
Increase in accrued interest payable	721,170	37,407
Increase in prepaid rents	113,055	193,338
Increase in security deposits and other liabilities	109,187	15,038
Net cash provided by operating activities	13,390,115	7,736,003

Investing activities:
Investment in real estate loans	(56,970,287)	(24,279,317)
Repayments of real estate loans	27,695,229	5,206,045
Notes receivable issued	(3,870,191)	(2,554,590)
Notes receivable repaid	9,505,081	7,195,294
Note receivable issued to and draws on line of credit by related party	(12,382,910)	(3,880,139)
Repayments of line of credit by related party	5,508,066	2,097,135
Acquisition fees received on real estate loans	1,403,422	439,428
Acquisition fees paid on real estate loans	(701,369)	(219,714)
Acquisition fees paid to real estate loan participants	—	(24,665)
Acquisition of properties	(220,850,440)	(76,230,876)
Additions to real estate assets - improvements	(1,461,711)	(466,840)
Deposits paid on acquisitions	(2,644,056)	(541,475)
Decrease in restricted cash	1,808,375	387,260
Net cash used in investing activities	(252,960,791)	(92,872,454)

Financing activities:
Proceeds from mortgage notes payable	151,640,000	50,778,000
Payment for mortgage debt	(2,185,191)	(670,762)
Payments for deposits and other mortgage loan costs	(3,716,469)	(830,311)
Proceeds from real estate loan participants	67,066	3,215,801
Proceeds from lines of credit	87,500,000	14,400,000
Payments on lines of credit	(105,000,000)	(38,900,000)
Proceeds from term loan	35,000,000	32,000,000
Repayment of the term loan	(5,000,000)	(13,000,000)
Proceeds from sales of Units, net of offering costs and redemptions	90,090,574	44,317,018
Proceeds from sales of Common Stock	—	5,381,848
Proceeds from exercises of warrants	5,548,468	53,945
Common stock dividends paid	(4,314,999)	(3,697,436)
Preferred stock dividends paid	(7,391,620)	(2,931,927)
Distributions to non-controlling interests	(53,241)	(25,377)
Payments for deferred offering costs	(350,012)	(452,825)
Net cash provided by financing activities	241,834,576	89,637,974

Net decrease in cash and cash equivalents	2,263,900	4,501,523
Cash and cash equivalents, beginning of period	2,439,605	3,113,270
Cash and cash equivalents, end of period	$4,703,505	$7,614,793

FIRST QUARTER 2016 - SUPPLEMENTAL FINANCIAL DATA | 9

Real Estate Loans

			Total units upon	Loan balance at March 31,	Total loan	Purchase option window		Purchase option price
Project/Property	(1)	Location	completion	2016 (2)	commitments	Begin	End

City Vista		Pittsburgh, PA	272	16,107,735	16,107,735	2/1/2017	5/31/2017	43,560,271
Haven West	(3)	Atlanta, GA	160	6,784,167	6,940,795	8/1/2016	1/31/2017	26,138,466
Haven 12	(4)	Starkville, MS	152	5,815,849	6,116,384	9/1/2016	11/30/2016	(5)
Founders' Village	(6)	Williamsburg, VA	247	9,866,000	10,346,000	2/1/2017	5/31/2017	44,266,000
Encore	(7)	Atlanta, GA	340	10,958,200	10,958,200	1/8/2018	5/8/2018	(5)
Encore Capital	(7)	Atlanta, GA	—	6,208,758	9,758,200	N/A	N/A	N/A
Palisades	(6)	Northern VA	304	16,070,000	17,270,000	3/1/2017	7/31/2017	(5)
Fusion		Irvine, CA	280	43,926,413	59,052,583	1/1/2018	4/1/2018	(5)
Green Park	(6)	Atlanta, GA	310	12,624,455	13,464,372	11/1/2017	2/28/2018	(5)
Stadium Village	(6,7)	Atlanta, GA	198	13,329,868	13,424,995	9/1/2016	11/30/2016	(5)
Summit Crossing III		Atlanta, GA	172	7,246,400	7,246,400	8/1/2017	11/30/2017	(5)
Overture		Tampa, FL	180	5,739,958	6,920,000	1/1/2018	5/1/2018	(5)
Aldridge at Town Village		Atlanta, GA	300	9,988,338	10,975,000	11/1/2017	2/28/2018	(5)
18 Nineteen	(8)	Lubbock, TX	217	14,821,811	15,598,352	10/1/2017	12/31/2017	(5)
Haven South	(9)	Waco, TX	250	14,521,286	15,455,668	10/1/2017	12/31/2017	(5)
Haven46	(10)	Tampa, FL	158	2,770,706	9,819,662	11/1/2018	1/31/2019	(5)
Bishop Street	(11)	Atlanta, GA	232	6,973,723	12,693,457	10/1/2018	12/31/2018	(5)
Dawson Marketplace	(12)	Atlanta, GA	—	11,823,399	12,857,005	12/16/2017	12/15/2018	(13)
Hidden River		Tampa, FL	300	—	4,734,960	9/1/2018	12/31/2018	(5)
Hidden River Capital		Tampa, FL	—	3,416,958	5,380,000	N/A	N/A	N/A
CityPark II		Charlotte, NC	200	108,006	3,364,800	5/1/2018	8/31/2018	(5)
CityPark II Capital		Charlotte, NC	—	3,138,200	3,916,000	N/A	N/A	N/A
Crescent Avenue	(14)	Atlanta, GA	—	6,000,000	6,000,000	N/A	N/A	N/A
Haven Northgate	(15)	College Station, TX	427	33,750,000	33,750,000	N/A	N/A	N/A

			4,699	261,990,230	$312,150,568
Unamortized loan origination fees				(1,359,868)
Carrying amount				$260,630,362

(1)	All loans pertain to developments of multifamily communities, except as otherwise indicated.
(2)	Loan balances presented are principal amounts due.
(3)	Real estate loan in support of a completed 160-unit, 568-bed student housing community adjacent to the campus of the University of West Georgia.
(4)	Real estate loan in support of a completed 152-unit, 536-bed student housing community adjacent to the campus of Mississippi State University.
(5)	The purchase price is to be calculated based upon market cap rates at the time of exercise of the purchase option, with discounts ranging from between 20 and 60 basis points, depending on the loan.
(6)	Loan balance includes 25% loan participation by an unrelated third party syndicate of lenders.
(7)	Real estate loan in support of a completed 198-unit, 792-bed student housing community adjacent to the campus of Kennesaw State University in Atlanta, Georgia.
(8)	Real estate loan of up to approximately $15.6 million in support of a planned 217-unit, 732-bed student housing community adjacent to the campus of Texas Tech University.
(9)	Real estate loan in support of a planned 250-unit, 840-bed student housing community adjacent to the campus of Baylor University.
(10)	On March 29, 2016, our bridge loan was converted to a real estate loan in support of a planned 158-unit, 542-bed student housing community adjacent to the campus of the University of South Florida.
(11)	On February 18, 2016, our bridge loan was converted to a real estate loan in support of a planned multifamily community in Atlanta, Georgia.
(12)	Real estate loan in support of a planned approximate 200,000 square foot retail center in the Atlanta, Georgia market.
(13)	Includes 10 purchase options to acquire a tract and 14 outlots with a purchase price at a 20 basis point discount to market.
(14)	Bridge loan in support of a proposed multi-use property in Atlanta, Georgia.
(15)	Bridge loan in support of a planned 427-unit, 808-bed student housing community adjacent to the campus of Texas A&M University.

FIRST QUARTER 2016 - SUPPLEMENTAL FINANCIAL DATA | 10

Multifamily Communities

				Three months ended March 31, 2016
Property	Location	Number of units	Average unit size (sq. ft.)	Average occupancy	Average rent per unit

Ashford Park	Atlanta, GA	408	1,008	97.7%	$1,159
Lake Cameron	Raleigh, NC	328	940	92.6%	$888
McNeil Ranch	Austin, TX	192	1,071	94.4%	$1,224
Stone Rise	Philadelphia, PA	216	1,079	92.2%	$1,415
Enclave at Vista Ridge	Dallas, TX	300	1,079	94.7%	$1,121
Stoneridge Farms	Nashville, TN	364	1,153	95.2%	$1,005
Vineyards	Houston, TX	369	1,122	92.2%	$1,111

Same-store properties		2,177		94.3%

Trail Creek	Hampton, VA	300	1,084	—%	$1,171
Summit Crossing	Atlanta, GA	485	1,053	—%	$1,203
Sandstone Creek	Kansas City, KS	364	1,135	—%	$1,014
Aster at Lely Resort	Naples, FL	308	979	97.6%	$1,330
CityPark View	Charlotte, NC	284	948	91.1%	$1,059
Avenues at Cypress	Houston, TX	240	1,166	90.9%	$1,373
Venue at Lakewood Ranch	Sarasota, FL	237	1,001	97.3%	$1,576
Avenues at Creekside	San Antonio, TX	395	974	89.4%	$1,132
Citi Lakes	Orlando, FL	346	984	—%	$1,335
Avenues at Northpointe	Houston, TX	280	1,154	93.4%	$1,380
Lenox Portfolio	Nashville, TN	474	886	97.1%	$1,140
Stone Creek	Houston, TX	246	852	—%	$1,016
Overton Rise	Atlanta, GA	294	1,018	—%	$—
Baldwin Park	Orlando, FL	528	1,069	—%	$—
Crosstown Walk	Tampa, FL	342	980	—%	$—

Non same-store properties		5,123

Total		7,300		94.2%

For the three-month period ended March 31, 2016, our average occupancy was 94.2%. We define average occupancy as market rent reduced by vacancy losses. All of our multifamily properties are included in this calculation except for properties which are not yet stabilized, which we define as properties having first achieved 93% physical occupancy (Citi Lakes was not yet stabilized at the beginning of the first quarter), properties which are owned for less than the entire reporting period (Overton Rise, Baldwin Park, and Crosstown Walk), and properties which are undergoing significant capital projects or are adding additional phases (Summit Crossing, Stone Creek and Sandstone Creek).

FIRST QUARTER 2016 - SUPPLEMENTAL FINANCIAL DATA | 11

Capital Expenditures

We regularly incur capital expenditures related to our owned properties. Capital expenditures may be nonrecurring and discretionary, as part of a strategic plan intended to increase a property’s value and corresponding revenue-generating ability, or may be normally recurring and necessary to maintain the income streams and present value of a property. Certain capital expenditures may be budgeted and reserved for upon acquiring a property as initial expenditures necessary to bring a property up to our standards or to add features or amenities that we believe make the property a compelling value to prospective residents or retail tenants in its individual market. These budgeted nonrecurring capital expenditures in connection with an acquisition are funded from the capital source(s) for the acquisition and are not dependent upon subsequent property operating cash flows for funding.

For the three-month period ended March 31, 2016, our capital expenditures were as follows:

	Nonrecurring capital expenditures			Recurring capital expenditures
	Budgeted at acquisition	Other	Total		Total

Multifamily communities:
Summit Crossing	$—	$46,736	$46,736	$31,021	$77,757
Trail Creek	—	10,110	10,110	23,587	33,697
Stone Rise	—	37,987	37,987	9,404	47,391
Ashford Park	—	1,258	1,258	33,127	34,385
McNeil Ranch	—	7,000	7,000	13,001	20,001
Lake Cameron	—	72,133	72,133	19,174	91,307
Stoneridge	75,104	10,322	85,426	33,567	118,993
Vineyards	45,222	12,735	57,957	31,277	89,234
Enclave	159,576	5,069	164,645	27,182	191,827
Sandstone	89,857	2,677	92,534	36,142	128,676
Cypress	77,666	—	77,666	9,056	86,722
Northpointe	25,121	2,000	27,121	6,087	33,208
Lakewood Ranch	94,869	2,881	97,750	5,822	103,572
Aster at Lely	—	3,000	3,000	14,965	17,965
CityPark View	—	—	—	2,754	2,754
Mansions at Creekside	15,000	—	15,000	36,904	51,904
Citilakes	23,120	—	23,120	10,447	33,567
Stone Creek	51,570	—	51,570	15,411	66,981
Lenox Portfolio	21,200	—	21,200	26,888	48,088
Village at Baldwin Park	24,751	—	24,751	33,665	58,416
Crosstown Walk	—	—	—	4,331	4,331
Overton Rise	—	—	—	1,745	1,745

	703,056	213,908	916,964	425,557	1,342,521
Retail:
Woodstock Crossing	—	6,250	6,250	185	6,435
Parkway Town Centre	—	—	—	9,385	9,385
Barclay Crossing	198,123	—	198,123	—	198,123
Deltona Landings	—	—	—	1,963	1,963
Kingwood Glen	—	4,689	4,689	—	4,689
Parkway Centre	—	25,032	25,032	31,183	56,215
Powder Springs	—	—	—	3,600	3,600
Salem Cove	—	—	—	4,574	4,574
Independence Square	437,539	—	437,539	7,227	444,766
Royal Lakes Marketplace	—	—	—	4,238	4,238
Summit Point	—	5,250	5,250	—	5,250

Total	635,662	41,221	676,883	62,355	739,238

	$1,338,718	$255,129	$1,593,847	$487,912	$2,081,759

FIRST QUARTER 2016 - SUPPLEMENTAL FINANCIAL DATA | 12

Retail Portfolio

Our retail portfolio consists of the following properties:

Property name	Location	Year built	GLA (1)	Percent leased	Anchor tenant

Woodstock Crossing	Atlanta, GA	1994	66,122	92.6%	Kroger
Parkway Centre	Columbus, GA	1999	53,088	97.4%	Publix
Powder Springs	Atlanta, GA	1999	77,853	92.8%	Publix
Royal Lakes Marketplace	Atlanta, GA	2008	119,493	84.4%	Kroger
Summit Point	Atlanta, GA	2004	111,970	83.1%	Publix
Wade Green Village	Atlanta, GA	1993	74,978	93.2%	Publix
Parkway Town Centre	Nashville, TN	2005	65,587	92.4%	Publix
Spring Hill Plaza	Nashville, TN	2005	61,570	100.0%	Publix
Salem Cove	Nashville, TN	2010	62,356	97.8%	Publix
The Overlook at Hamilton Place	Chattanooga, TN	1992	213,095	98.6%	The Fresh Market
Barclay Crossing	Tampa, FL	1998	54,958	100.0%	Publix
Deltona Landings	Orlando, FL	1999	59,966	95.5%	Publix
Kingwood Glen	Houston, TX	1998	103,397	100.0%	Kroger
Independence Square	Dallas, TX	1977	140,218	94.6%	Tom Thumb
Sweetgrass Corner	Charleston, SC	1999	89,124	96.2%	Bi-Lo

			1,353,775

(1) Gross leasable area, or GLA, represents the total amount of property square footage that can be leased to tenants.

As of March 31, 2016, our retail portfolio was 94.3% leased. We define percent leased as the percentage of gross leasable area that is leased, including lease agreements that have been fully executed which have not yet commenced.

Details regarding lease expirations (assuming no exercise of tenant renewal options) within our retail assets as of March 31, 2016 were:

	Total retail portfolio
	Number of leases	Leased GLA	Percent of leased GLA

Month to month	4	6,714	0.5%
2016	27	62,676	4.9%
2017	52	101,373	7.9%
2018	38	114,655	9.0%
2019	28	261,025	20.5%
2020	32	131,208	10.3%
2021	15	28,474	2.2%
2022	2	3,239	0.3%
2023	3	12,300	1.0%
2024	10	221,745	17.4%
2025	5	135,641	10.6%
2026+	6	197,201	15.4%

	222	1,276,251	100.0%

FIRST QUARTER 2016 - SUPPLEMENTAL FINANCIAL DATA | 13

Multifamily Same Store Financial Data

The following chart presents same store operating results for the Company’s multifamily communities that have been owned for at least 15 full months, enabling comparisons of the current reporting period to the prior year comparative period. Multifamily communities approved for disposition by the investment committee of our Manager (both phases of Trail Creek) are excluded from these results. Additionally, the Company excludes the same store operating results of properties for which construction of adjacent phases have commenced (the Company holds a real estate loan partially supporting a third phase of the Summit Crossing multifamily community, which is excluded as well). For the periods presented, same store operating results consist of the operating results of our Stone Rise, Lake Cameron, Ashford Park, McNeil Ranch Enclave at Vista Ridge, Stoneridge Farms at Hunt Club and Vineyards multifamily communities. Same store net operating income is a non-GAAP measure that is most directly comparable to net income, with a reconciliation following below.

Same Store Net Operating Income
Stone Rise, Ashford Park, McNeil Ranch, Lake Cameron, Enclave at Vista Ridge, Stoneridge Farms at Hunt Club and Vineyards Multifamily Communities

	Three months ended:
	3/31/2016	3/31/15	$ inc	% inc
Revenues:
Rental revenues	$6,916,985	$6,639,294	$277,691	4.2%
Other property revenues	854,598	846,591	$8,007	0.9%
Total revenues	7,771,583	7,485,885	$285,698	3.8%

Operating expenses:
Property operating and maintenance	1,177,150	1,136,625	$40,525	3.6%
Payroll	699,943	693,213	$6,730	1.0%
Property management fees	312,973	302,164	$10,809	3.6%
Real estate taxes	1,183,393	1,050,772	$132,621	12.6%
Other	266,032	265,485	$547	0.2%
Total operating expenses	3,639,491	3,448,259	$191,232	5.5%

Same store net operating income	$4,132,092	$4,037,626	$94,466	2.3%

FIRST QUARTER 2016 - SUPPLEMENTAL FINANCIAL DATA | 14

Reconciliation of Same Store Net Operating Income (NOI) to Net Loss

	Three months ended:
	3/31/2016	3/31/15

Same store net operating income	$4,132,092	$4,037,626

Add:
Non-same-store property revenues	24,244,099	7,625,003
Less:
Non-same-store property operating expenses	10,440,127	2,948,060

Property net operating income	17,936,064	8,714,569
Add:
Interest revenues on notes receivable	6,942,159	4,875,086
Interest revenues on related party notes receivable	2,777,940	1,358,542
Less:
Equity stock compensation	610,425	590,308
Depreciation and amortization	15,346,726	7,945,428
Interest expense	8,894,830	4,377,115
Acquisition costs	2,652,705	423,592
Acquisition costs to related party	110,880	760,300
Management fees	2,766,086	1,350,890
Other corporate expenses	933,602	611,453

Asset management and general and administrative expense fees deferred	(269,601)	(345,960)

Net loss	$(3,389,490)	$(764,929)

Definitions of Non-GAAP Measures

Funds From Operations Attributable to Common Stockholders and Unitholders (FFO)

Analysts, managers and investors have, since the first real estate investment trusts were created, made certain adjustments to reported net income amounts under U.S. GAAP in order to better assess these vehicles’ liquidity and cash flows. FFO is one of the most commonly utilized Non-GAAP measures currently in practice. In its 2002 White Paper on Funds From Operations, which was most recently revised in 2012, the National Association of Real Estate Investment Trusts, or NAREIT, standardized the definition of how Net income/loss should be adjusted to arrive at FFO, in the interests of uniformity and comparability. The NAREIT definition of FFO (and the one reported by the Company) is:

Net income/loss:
• excluding impairment charges on and gains/losses from sales of depreciable property;
• plus depreciation and amortization of real estate assets and deferred leasing costs; and
• after adjustments for the Company's proportionate share of unconsolidated partnerships and joint ventures.

Not all companies necessarily utilize the standardized NAREIT definition of FFO, so caution should be taken in comparing the Company’s reported FFO results to those of other companies. The Company’s FFO results are comparable to the FFO results of other companies that follow the NAREIT definition of FFO and report these figures on that basis. The Company believes FFO is useful to investors as a supplemental gauge of our operating and cash-generating results. FFO is a non-GAAP measure that is reconciled to its most comparable GAAP measure, net income/loss available to common stockholders.

FIRST QUARTER 2016 - SUPPLEMENTAL FINANCIAL DATA | 15

Normalized Funds From Operations Attributable to Common Stockholders and Unitholders (NFFO)

Normalized FFO makes certain adjustments to FFO, which are either not likely to occur on a regular basis or are otherwise not representative of the Company’s ongoing operating performance. For example, since the Company is acquiring properties on a regular basis, it incurred substantial costs related to such acquisitions, which are required under GAAP to be recognized as expenses when they are incurred. The Company adds back any such acquisition and pursuit costs, including costs incurred in connection with obtaining short term debt financing for acquisitions and beginning January 1, 2016, amortization of loan coordination fees, to FFO in its calculation of NFFO since such costs are not representative of our fund generating results on an ongoing basis. The Company also adds back any costs incurred related to the negotiations of extensions of our management agreement with our Manager, realized losses on debt extinguishment and any non-cash dividends in this calculation. NFFO figures reported by us may not be comparable to those NFFO figures reported by other companies.

We utilize NFFO as a measure of the operating performance of our portfolio of real estate assets. We believe NFFO is useful to investors as a supplemental gauge of our operating performance and is useful in comparing our operating performance with other real estate companies that are not as involved in ongoing acquisition activities. NFFO is a non-GAAP measure that is reconciled to its most comparable GAAP measure, net income/loss available to common stockholders.

Adjusted Funds From Operations Attributable to Common Stockholders and Unitholders (AFFO)

AFFO makes further adjustments to NFFO results in order to arrive at a more refined measure of operating and financial performance. There is no industry standard definition of AFFO and practice is divergent across the industry. The Company calculates AFFO as:

NFFO, plus:
• non-cash equity compensation to directors and executives;
• amortization of loan closing costs, excluding costs incurred in connection with obtaining short term financing related to acquisitions;
• depreciation and amortization of non-real estate assets;
• net loan fees received; and
• deferred interest income received;

less:
• non-cash loan interest income;
• cash paid for pursuit costs on abandoned acquisitions;
• cash paid for loan closing costs;
• amortization of acquired real estate intangible liabilities; and
• normally-recurring capital expenditures and capitalized retail direct leasing costs.

AFFO figures reported by us may not be comparable to those AFFO figures reported by other companies. We utilize AFFO as another measure of the operating performance of our portfolio of real estate assets. We believe AFFO is useful to investors as a supplemental gauge of our operating performance and is useful in comparing our operating performance with other real estate companies. AFFO is a non-GAAP measure that is reconciled to its most comparable GAAP measure, net income/loss available to common stockholders.

FIRST QUARTER 2016 - SUPPLEMENTAL FINANCIAL DATA | 16

Same Store Net Operating Income (NOI)

The Company uses same store net operating income as an operational metric for properties the Company has owned for at least 15 full months, enabling comparisons of those properties’ operating results between the current reporting period and the prior year comparative period. The Company defines net operating income as rental and other property revenues, less total property and maintenance expenses, property management fees, real estate taxes, general and administrative expenses, and property insurance. The Company believes that net operating income is an important supplemental measure of operating performance for a REIT’s operating real estate because it provides a measure of the core operations, rather than factoring in depreciation and amortization, financing costs, acquisition costs, and other corporate expenses. Net operating income is a widely utilized measure of comparative operating performance in the REIT industry, but is not a substitute for its closest GAAP-compliant measure, net income/loss.

Additional Information

The SEC has declared effective the registration statement (including prospectus) filed by the Company for each of the offerings to which this communication may relate. Before you invest, you should read the final prospectus, and any prospectus supplements, forming a part of the registration statement and other documents the Company has filed with the SEC for more complete information about the Company and the offering to which this communication may relate. In particular, you should carefully read the risk factors described in the final prospectus and in any related prospectus supplement and in the documents incorporated by reference in the final prospectus and any related prospectus supplement to which this communication may relate. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively the Company or its dealer manager, International Assets Advisory, LLC (with respect to the offering of up to a maximum of 900,000 Units, with each Unit consisting of one share of Series A Redeemable Preferred Stock and one Warrant to purchase up to 20 shares of our Common Stock, or the Follow-On Offering), or its sales agent, MLV & Co. LLC (with respect to the issuance and offering of up to $100 million of its Common Stock from time to time in an "at the market" offering, or the ATM Offering), will arrange to send you the prospectus if you request it by calling Leonard A. Silverstein at (770) 818-4100, or writing to 3284 Northside Parkway NW, Suite 150, Atlanta, Georgia 30327.

The final prospectus for the Follow-On Offering, dated October 11, 2013, can be accessed through the following link: http://www.sec.gov/Archives/edgar/data/1481832/000148183213000128/a424b3prospectus900m.htm

The final prospectus and prospectus supplement for the ATM Offering, dated July 19, 2013 and February 28, 2014, respectively, can be accessed through the following link:

http://www.sec.gov/Archives/edgar/data/1481832/000148183214000015/prospectussupplementatm-20.htm

For further information:
Leonard A. Silverstein, President and Chief Operating Officer
Preferred Apartment Communities, Inc.
lsilverstein@pacapts.com
+1-770-818-4147

FIRST QUARTER 2016 - SUPPLEMENTAL FINANCIAL DATA | 17